EXHIBIT 3(i).2

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:05 PM 03/08/2012
FILED 05:05 PM 03/08/2012
SRV 120291772 - 5119963 FILE


                               STATE OF DELAWARE
                            CERTIFICATE OF CORRECTION

IV Desk Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.  The name of the corporation is IV Desk Holdings, Inc.

2.  That a Certificate of Incorporation
                          -------------------------------------------------
                                (Title of Certificate Being Corrected)

was filed by the Secretary of State of Delaware on March 6,2012 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.  The inaccuracy or defect of said Certificate is: (must be specific)

     There was a misspelling with a space between IV Desk

4. Article I of the Certificate is corrected to read as follows:

     The name should read as IVDesk Holdings, Inc.


IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 8th day of March, A.D. 2012.



                                        By:     /s/ Michael A. Littman
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                                                Authorized Officer


                                        Name: Michael A. Littman
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                                                Print or Type


                                        Title: Counsel
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